UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/12/2009

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 12, 2009, Genaera Corporation (the "Company") announced that its Board of Directors voted to dissolve the Company. At a Special Meeting of Stockholders held on June 4, 2009, the Company's stockholders approved a Plan of Complete Liquidation and Dissolution of the Company (the "Plan"). As permitted by the Plan, the Company's Board of Directors approved the transfer of the Company's assets and liabilities to the Genaera Liquidating Trust (the "Trust") pursuant to the terms of the Liquidating Trust Agreement between the Company and Argyce LLC (the "Trustee") dated as of June 12, 2009 (the "Liquidating Trust Agreement").

The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement and the press release relating thereto, which are included under Item 9.01(d) as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) and (b) Effective as of the execution by the Company and the Trustee of the Liquidating Trust Agreement, each of the directors of the Company resigned in connection with the Company's dissolution. In addition, effective immediately following the execution of the Liquidating Trust Agreement by the Company and the Trustee and the transfer of the Company's assets and liabilities to the Trust, the executive officers of the Company were terminated in connection with the Company's dissolution.No disagreement exists between the Company and any such director on any matter relating to the Company's operations, policies or practices.

Item 8.01.    Other Events

The Company also on June 12, 2009 announced that it filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that, as a result, the Company's reporting obligations under the Exchange Act have been suspended.

In addition, the Company on June 12, 2009 announced that it filed a Certificate of Dissolution with the Secretary of the State of Delaware.

The Company also announced that it had provided notice to the NASDAQ Stock Market of its intent to voluntarily withdraw its common stock from listing on the NASDAQ Capital Market. The Trustee intends to file a Form 25 with the SEC after the ten day notice period has passed, but NASDAQ may, at its discretion, halt trading of the Company's stock at any time prior to the filing of the Form 25.

The foregoing summaries are qualified in their entirety by the Liquidating Trust Agreement and the press release relating thereto, which are included under Item 9.01(d) as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item by reference.

Item 9.01.    Financial Statements and Exhibits

d) Exhibits
Exhibit
Number   Description
99.1       Liquidating Trust Agreement dated June 12, 2009 between Genaera Corporation and Argyce LLC.

99.2       Press release of the Company dated June 12, 2009 - "Genaera Corporation Board of Directors Dissolves Corporation and Forms Liquidating Trust."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: June 12, 2009	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Liquidating Trust Agreement dated June 12, 2009 between Genaera Corporation and Argyce LLC.
EX-99.2	Press release of the Company dated June 12, 2009 - "Genaera Corporation Board of Directors Dissolves Corporation and Forms Liquidating Trust."